SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 16, 2001

                               GOLD STANDARD, INC.
                               -------------------
             (Exact name of Registrant as specified in its Charter)


           Utah                        001-08397                 87-0302579
  --------------------------------    ------------          -------------------
  (State or other Jurisdiction of      (Commission            (I.R.S. Employer
  Incorporation or Organization)       File No.)            Identification No.)



           136 South Main Street, Ste 712, Salt Lake City, Utah 84101
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number including Area Code: (801) 328-4452

                                 Not applicable.
                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  Other Events

         On or about April 16, 2001, the Registrant, Gold Standard, Inc. ("Gold Standard") entered into a Letter of Intent (the "Letter") with Vector Medical Technologies, Inc. ("Vector"), a Delaware corporation with its principal place of business in Boca Raton, Florida, providing for the merger of Vector into the Registrant, in a "reverse merger." The merger, if consummated, would include among other things, a change in management of the Registrant to the management of Vector; a transfer of the assets and liabilities of Gold Standard to a wholly-owned subsidiary, and the spin-off of shares of the subsidiary to the Gold Standard shareholders, pro rata; a forward split of the outstanding Gold Standard stock on a two-for-one basis; a change in the Registrant's name to "Vector Medical, Inc.," or a similar name; and other events. The consummation of the transaction with Vector is subject to a number of conditions, including approval by the board of directors of Gold Standard and the shareholders of Gold Standard and Vector, completion of satisfactory due diligence, and satisfaction of all applicable regulatory requirements. There is no assurance the transaction will be completed.

BUSINESS OF VECTOR

         According to documentation provided by Vector, it is a biopharmaceutical technology company focused primarily on the commercial development, marketing and licensing of a non- invasive transdermal delivery system for a wide variety of high molecular weight drugs. Vector is pursuing this technology principally to enable non-invasive delivery of high molecular weight drugs currently administered by injection or infusion. If approved, Vector's proprietary transdermal technology may enable Vector to successfully compete as a viable alternative to existing drug delivery methods for a significant number of pharmaceuticals. Vector has also formed a joint venture to develop cytokine-sourced products, as well as the process for using endogenous enkephalins and endorphins to stimulate the immune system of patients with AIDS and to inhibit the growth of tumorous cells. The lead compound, Met-enkephalin ("MEK"), has been evaluated in clinical trials using infusion and has demonstrated surprisingly low incidence of side effects and good efficacy. In addition to commercializing the drug itself, transdermal delivery of MEK is being investigated so that compliance can be increased amongst AIDS patients. As indicated above, the foregoing information is contained in documentation provided by Vector.

DESCRIPTION OF LETTER

         Among other matters, the Letter provides that:

         (1) All of the existing assets and liabilities of Gold Standard, including any cash or cash equivalents, will be transferred to a wholly-owned subsidiary of Gold Standard. Immediately prior to completion of the proposed merger, all of the shares of that subsidiary will be spun-off to the shareholders of Gold Standard on a pro rata basis.

         (2) Coincident with the transaction, Gold Standard will acquire all of the shares of Vector in exchange for newly issued, common stock of Gold Standard.



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         (3) Immediately following the closing of the transaction, the shareholders of Gold Standard will own 10% of the fully-diluted stock of the surviving corporation. Prior to the closing, Gold Standard may do a forward stock split of a maximum of two-for-one.

         (4) Prior to the date of closing and as a condition precedent to closing, Vector will arrange for the new private placement of nine hundred thousand newly issued, fully paid, non- assessable shares of Vector stock at a price of $5 per share to raise $4,000,000 net of commissions in cash.

         (5) Upon the closing of the transaction, the name of Gold Standard will be changed to "Vector Medical, Inc.," or any other name chosen by Vector, and the name "Gold Standard" shall be retained by the spun off company. Upon closing, the majority of the current officers and directors of Gold Standard will resign and be replaced by officers and directors of Vector.

         (6) Immediately upon execution of the Letter, both Gold Standard and Vector will commence full due diligence investigations of each other in preparation for the consummation of the transaction. Such due diligence has commenced. Each party has 30 days from the date of execution of the Letter to complete its due diligence. It is anticipated that the closing of the transactions contemplated by the Letter shall occur within 60 days following the date of signing of the Letter, provided that such time frame may be extended by mutual agreement in the event that any regulatory agencies need additional time to approve these transactions, including the proposed spin-off described above.

         (7) Either party may terminate the Letter within five (5) business days following the completion of its due diligence investigation with no liability to either party. After the expiration of the five business day period, the Letter shall be valid and binding on both parties.

         (8) The parties will use their best efforts to retain Gold Standard's NASDAQ listing for the stock of the combined company.

         (9) Both Gold Standard and Vector shall use their best efforts to structure the transaction as a triangular merger agreement to provide for tax free status in the exchange for the benefit of the stockholders of both companies.

         The description of the Letter of Intent set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

         Statements regarding completion, timing or effect of the Vector transaction as well as any other statements that are not historical facts in this Form 8-K are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include, but are not limited to, the risk that the parties will not move from the letter of intent to a binding definitive agreement, receipt of regulatory approvals,

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satisfaction of closing conditions, and the ability of Vector to obtain financing for the transaction. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. There can be no assurance that the parties will consummate the transactions contemplated herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

                                      REGISTRANT:

                                      GOLD STANDARD, INC.


Date: May 5, 2001                     By: /s/ Scott Smith
                                          --------------------------------------
                                          Scott L. Smith
                                          President and Chief Financial Officer

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